Date: May 4, 2016

Media Contact:	Investor Contacts:
Michael Kinney	Joanne Fairechio
732-938-1031	732-378-4967
mkinney@njresources.com	jfairechio@njresources.com
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

WALL, N.J. — New Jersey Resources (NYSE: NJR) today reported solid results for the second quarter of fiscal 2016 and reaffirmed net financial earnings (NFE) guidance for the year.

A reconciliation of NFE to net income for the second quarter of fiscal years 2016 and 2015 is provided below.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2016	2015	2016	2015
Net income	$73,328	$60,903	$121,975	$184,223
Add:
Unrealized loss (gain) on derivative instruments and related
transactions	3,170	68,474	2,035	(20,198)
Effects of economic hedging related to natural gas inventory	(1,054)	(23,450)	2,759	(32,215)
Tax adjustments	2,436	(6,784)	743	22,443
Net financial earnings	$77,880	$99,143	$127,512	$154,253

Weighted Average Shares Outstanding
Basic	85,834	85,328	85,754	84,940
Diluted	86,858	86,370	86,778	85,982

Basic earnings per share	$0.85	$0.71	$1.42	$2.17
Basic net financial earnings per share	$0.91	$1.16	$1.49	$1.82

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments, net of applicable tax adjustments. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

■	NJR Reports Strong Second Quarter Fiscal 2016 Net Financial Earnings

For the three-month period ended March 31, 2016, NFE were $77.9 million, or $0.91 per share, compared with $99.1 million, or $1.16 per share, during the same period last year. Fiscal 2016 year-to-date NFE at NJR totaled $127.5 million, or $1.49 per share, compared with $154.3 million, or $1.82 per share, during the first six months of fiscal 2015.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2016	2015	2016	2015
Net Financial Earnings (Loss)
New Jersey Natural Gas	$48,961	$48,594	$79,531	$76,780
NJR Energy Services	17,005	36,316	27,019	52,752
NJR Clean Energy Ventures	11,806	13,010	19,311	22,018
NJR Midstream	2,228	2,604	4,572	4,724
NJR Home Services and Other	(2,040)	(1,359)	(2,623)	(1,951)
Sub-total	77,960	99,165	127,810	154,323
Eliminations	(80)	(22)	(298)	(70)
Total	$77,880	$99,143	$127,512	$154,253

“The women and men of New Jersey Resources are the foundation of our company and thanks to their hard work and contributions, our outlook for fiscal 2016 remains strong,” said Laurence M. Downes, Chairman and CEO of New Jersey Resources. “New Jersey Natural Gas, our primary business, led our results and its steady margin growth continues to provide value for shareowners.”

■	NJR Reaffirms Fiscal 2016 Net Financial Earnings Guidance

NJR reaffirmed previously announced fiscal 2016 NFE guidance in the range of $1.55 to $1.65 per share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.”

NJR expects its regulated businesses to generate between 65 to 80 percent of total NFE, with New Jersey Natural Gas (NJNG) continuing to be the largest contributor. The following chart represents NJR’s current expected contributions from its subsidiaries:

Expected Fiscal 2016
Company	Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Midstream	5 to 10 percent
Total Regulated	65 to 80 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Energy Services	5 to 15 percent
NJR Home Services	1 to 3 percent

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

■	New Jersey Natural Gas Reports Earnings

For the three-month period ended March 31, 2016, NFE were $49.0 million compared with $48.6 million during the same period last year. Fiscal 2016 year-to-date NFE at NJNG, the company's regulated utility subsidiary, were $79.5 million, compared with $76.8 million during the same period last year. Results were driven by higher utility gross margin from customer additions, Basic Gas Supply Service (BGSS) incentive programs and regulatory initiatives, such as The SAVEGREEN Project® (SAVEGREEN) and the Safety Acceleration and Facility Enhancement (SAFE) program.

During the first six months of fiscal 2016, NJNG added 3,655 new customers compared with 4,079 during the same period last year. Additionally, in the first six months of fiscal 2016, a total of 400 existing non-heat customers converted to natural gas heat, compared with 390 during the same period last year. NJNG anticipates these new and conversion customers will contribute approximately $3.1 million annually to utility gross margin, a 26 percent increase over the same period last year, driven primarily by a large industrial customer switching from interruptible to firm service.

“New Jersey Natural Gas expects to add 8,150 new customers this year, a 4 percent increase over last year, and we expect new customer additions to continue to provide year-over-year margin growth through fiscal 2018 and beyond,” continued Downes. In addition, our incentive programs are an important way our customers save money, while providing value for our shareowners.”

NJNG currently expects to add a total of 24,000 to 28,000 new customers between fiscal 2016 and 2018, representing a new customer annual growth rate of approximately 1.6 percent. NJNG anticipates these new customers and conversions will contribute approximately $4.4 million annually to utility gross margin. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

■	The SAVEGREEN Project

The NJNG energy-efficiency program, SAVEGREEN, provides customers with grants and financing options to help make upgrading to high-efficiency natural gas equipment more affordable. In the second quarter of fiscal 2016, SAVEGREEN invested $4.9 million in grants and financing options — increasing the year-to-date investments to $13.5 million.

Since its inception in 2009, SAVEGREEN investments, totaling over $131 million, have helped nearly 43,000 customers reduce energy consumption and lower their energy bills. This program directly supports New Jersey’s Energy Master Plan. In addition, through SAVEGREEN, NJNG has helped generate more than $315 million in economic activity by working with the nearly 2,400 contractors who have participated in the project.

In total, NJNG has approval to invest approximately $220 million in SAVEGREEN through July 31, 2017. The company is authorized to earn an overall return on its SAVEGREEN investments, ranging from 6.69 percent to 7.76 percent with a return on equity (ROE) ranging from 9.75 percent to 10.3 percent. The recovery period varies from two to 10 years, depending on the type of energy-efficiency investment.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

■	New Jersey Natural Gas BGSS Incentive Programs

In the second quarter of fiscal 2016, BGSS incentive programs at NJNG, which include off-system sales, capacity release and storage incentives, contributed $3.7 million to utility gross margin, compared with $3.1 million in the second quarter of fiscal 2015. In the first six months of fiscal 2016, these incentive programs contributed $8.3 million to utility gross margin, compared with $7.3 million during the same period in fiscal 2015. The higher results were due primarily to improved utility gross margin in the storage incentive program.

NJNG shares the utility gross margin earned from these incentive programs with customers and shareowners, according to utility gross margin-sharing formulas authorized by the New Jersey Board of Public Utilities (BPU). Since their inception in 1992, these incentive programs have saved customers approximately $842 million.

■	NJNG Files Base Rate Case in Support of Regulated Infrastructure Investments

On November 13, 2015, NJNG filed a petition with the BPU seeking an increase of approximately $148 million to its delivery rates, which covers primarily the cost of constructing, operating and maintaining its natural gas infrastructure. NJNG has not filed a general petition to increase delivery rates since 2007. The timing of this filing was driven by NJNG’s substantial capital investment in infrastructure over the past seven fiscal years, as well as NJNG’s agreement to file a base rate case no later than November 15, 2015 in accordance with the BPU’s Order in the matter for approval of SAFE and New Jersey Reinvestment in Facility Enhancements (NJ RISE) programs. In addition to SAFE and RISE, NJNG is seeking to include the Liquefied Natural Gas (LNG) plant in Howell and the Southern Reliability Link (SRL) in the base rate case.

On May 4, 2016, NJNG supplemented its direct testimony supporting its November 2015 base rate case petition. The additional testimony described the status of the SRL approval process and noted that the project would not be completed by December 31, 2016. Included in the May 4 testimony, NJNG sought to modify the rate treatment of the SRL project in the pending base rate case to include the project spending through September 30, 2016, upon the effective date of the base rate case and requested that additional project spending be included in rates on a quarterly basis until the project is complete. The petition filed in November 2015 originally sought to include the total anticipated cost of the SRL project upon the effective date of the base rate case.

“Our primary mission is to provide safe, reliable, resilient service to our customers,” stated Downes. “During the last seven fiscal years, we have invested $806 million in our natural gas transmission and distribution system to meet our customers' expectations while maintaining our steadfast commitments to environmental stewardship and fiscal responsibility.”

Safety Acceleration and Facilities Enhancement Program
In the second quarter of fiscal 2016, NJNG invested $6.1 million in its SAFE program, for a total fiscal year-to-date investment of $13.3 million. This $130 million four-year infrastructure investment was approved by the BPU in 2012. Through this program, NJNG is replacing 276 miles of its unprotected steel and cast iron distribution main to further ensure the safety, reliability and integrity of its natural gas delivery system. In December 2015, NJNG became the first energy utility in New Jersey to eliminate all cast iron main from its distribution system and is continuing to replace 55 miles of unprotected steel main and associated services. Current SAFE investments will earn a weighted average cost of capital of 6.9 percent, including a 9.75 percent ROE. In November 2015, as part of the base rate case, NJNG filed with the BPU to replace the final 276 miles of unprotected steel main and associated services from its natural gas distribution pipeline network. This phase of the project is expected to take five years and will require an investment of $200 million.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

Reinvestment in System Enhancement Program
NJNG invested $2.4 million in the second quarter of fiscal 2016 in its NJ RISE program bringing the total fiscal year-to-date investment to $7.5 million. NJ RISE, a five-year, $102.5 million investment, consists of six capital projects, designed to improve NJNG’s service disruption response and strengthen the overall safety, reliability and resiliency of its natural gas distribution and transmission systems. These system enhancements are designed to help diminish the impact of future major weather events and align with New Jersey’s directive for improved energy resiliency and preparedness.

Liquefied Natural Gas Plant to Support Peak-Day Use; Will Reduce Emissions
NJNG continues to make progress toward completing its natural gas liquefaction processing project at its LNG plant in Howell, and expects the new plant to be operational by summer 2016. In the second quarter of fiscal 2016, NJNG invested approximately $1.2 million in the project for a total fiscal year-to-date investment of $5.6 million. When completed, this nearly $28 million investment will enable NJNG to liquefy pipeline natural gas for peak-day use, ensure system integrity and reliability, as well as reduce LNG transportation and capacity costs. In addition, this project will benefit customers by lowering BGSS costs, help the environment by reducing emissions related to the transportation of LNG and create additional value for shareowners.

By liquefying natural gas on-site, NJNG will eliminate approximately 700 trucks, each traveling approximately 600 miles round trip from Everett, MA. This equates to an approximate reduction of 700 metric tons of greenhouse gas (GHG) emissions annually. NJNG expects to reduce the average annual LNG transportation charges by approximately 80 percent and eliminate all associated LNG contract costs.

BPU Approves Southern Reliability Link Project

The SRL project, a 30-mile, 30-inch transmission main to support system reliability and resiliency, continues to move forward. In March 2016, the BPU issued a second order finding that the SRL project is reasonably necessary for the service, convenience or welfare of the public, and concluded that certain ordinances, permits and regulations have no application to the project. This order, and one issued on January 27, 2016 approving the project, have been appealed. NJNG is confident that the orders will be upheld by the appellate court.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

■	Third Compressed Natural Gas Fueling Station Opens to the Public through NGV Advantage Program

In the second quarter of fiscal 2016, NJNG opened its third public access compressed natural gas (CNG) fueling station in its service territory, located at the Middletown Department of Public Works. Middletown joins Waste Management in Toms River and Shore Point Distributors in Freehold as host locations.

With approval from the BPU, the company invested approximately $10 million to build, own and maintain the infrastructure for all three stations. The host companies are required to initially use at least 20 percent of the refueling capacity and open the stations to the public on a 24/7 basis. NJNG is authorized by the BPU, prior to the effective date of the rate case, to earn an overall return of 7.1 percent, including a 10.3 percent ROE on these investments.

■	NJR Energy Services Contributes Solid Earnings Despite Record Warmth

For the three-month period ended March 31, 2016, NFE at NJR Energy Services (NJRES) were $17 million, compared with $36.3 million during the same period last year. During the first six months of fiscal 2016, NFE were $27 million, compared with $52.8 million during the same period last year. NJRES continues to provide solid results and perform within NJR's financial guidance range. The reduction in NFE is primarily due to decreased market volatility, driven by the record warmth associated with the prevailing El Niño winter weather pattern, which is in stark contrast to the much colder weather of recent winters.

“As they have done every year since they began operating in 1995, NJRES has made a positive contribution toward earnings. Our team has a keen ability to identify growth opportunities in ever-changing market conditions that bring value to both customers and shareowners alike,” continued Downes.

A leader in the wholesale natural gas marketplace, NJRES has physical assets strategically located across the country, including the Marcellus shale region and the Midwest, and holds firm capacity on pipelines throughout North America. With its commitment to disciplined risk management, the NJRES team identifies growth opportunities and creates customized energy solutions for a diverse customer base. Currently, NJRES’ asset portfolio consists of approximately 42.6 billion cubic feet (Bcf) of firm storage capacity and 1.63 Bcf/day of firm transportation.

■	Steady NJR Midstream Results

During the three-month period ended March 31, 2016, NJR Midstream, reported NFE of $2.2 million compared with $2.6 million during the same period last year. NJR Midstream reported fiscal year-to-date NFE of $4.6 million, compared with $4.7 million during the same period in 2015. The consistent results were due primarily to storage service revenue and demand at Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania, which offset the loss of revenue due to the transfer of ownership interest in the Iroquois Pipeline, that were exchanged for 1.8 million common units of Dominion Midstream Partners, LP (NYSE: DM), a master limited partnership that owns several Federal Energy Regulatory Commission (FERC)-regulated assets.

NJR Midstream's investments consist of its 50 percent equity ownership in Steckman Ridge, jointly owned with Spectra Energy, as well as a 20 percent interest in the proposed PennEast Pipeline. This 118-mile pipeline is designed to bring lower cost natural gas produced in the Marcellus Shale region to homes and businesses in Pennsylvania and New Jersey, and provide greater system reliability for local utilities. PennEast filed a formal application with FERC in the fourth quarter of fiscal 2015 and currently estimates the system will be in-service during the last quarter of fiscal 2018 or the first quarter of fiscal 2019. On April 4, 2016, FERC issued a Notice of Schedule revising the environmental review timeline. FERC is now scheduled to complete the review by December 16, 2016 and release their report on March 16, 2017.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

■	Extension of Federal Tax Credits Supports Continued NJR Clean Energy Ventures Growth

For the three-month period ended March 31, 2016, NJR Clean Energy Ventures (NJRCEV) generated NFE of $11.8 million compared with $13 million during the same period last year. The 2016 fiscal year-to-date NFE at NJRCEV were $19.3 million compared with $22 million during the same period last year. The results reflect the decreased amount of tax credits being recognized due to lower consolidated year-to-date income.

In December 2015, Congress passed legislation that extended the Production Tax Credits (PTCs), which are based on kilowatt-hour (kWh) output, at the existing value of 2.3 cents per kWh for wind projects that have commenced construction through December 2016. Projects with construction beginning in 2017 will qualify for 10 years of credits at 80 percent of the existing PTC value, while projects started in 2018 and 2019 will qualify for 10 years of credits at 60 percent and 40 percent of the existing PTC value, respectively. Thereafter, the PTC is scheduled to be eliminated.

In the same bill, the Investment Tax Credit (ITC) was extended at its current value of 30 percent for solar projects that have commenced construction before December 2019. The credit is reduced to 26 percent for projects started in 2020, and to 22 percent in 2021 provided these projects are in service by December 2023. Commercial solar projects started after 2021 are eligible for a 10 percent ITC, while the credit is eliminated for residential solar projects at that time.

The PTC and ITC extensions are expected to help sustain long-term growth in wind and solar markets in the United States, thereby providing NJRCEV with added flexibility and options to deploy capital for the next several years.

■	Construction Continues at Ringer Hill Wind Farm

Construction continues at the Ringer Hill Wind Farm, NJRCEV's fourth onshore wind project, which is located along the Pennsylvania-Maryland border in Somerset County, PA, approximately 60 miles southeast of Pittsburgh. NJRCEV expects the Ringer Hill Wind Farm to be operational during the first quarter of fiscal 2017.

NJRCEV is investing approximately $84 million to construct, own and operate the wind farm consisting of 14 GE turbines, with a total capacity of 39.9 megawatts (MW). The majority of the energy produced will be hedged under a 15-year agreement with Iron Mountain. When this project is complete, NJRCEV’s onshore wind capacity will total approximately 120 MW, capable of producing enough energy to power 37,500 homes per year.

NJRCEV’s other wind farms include the Alexander Wind Farm in Kansas, Carroll Area Wind Farm in Iowa and the Two Dot Wind Farm in Montana, which have a combined capacity of approximately 80 MW.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

■	NJRCEV Continues to add Commercial and Residential Solar Customers

Five ground-mounted, grid-connected commercial solar projects are under construction in New Jersey. Three of the projects, located in Flemington, Upper Freehold and East Amwell, are expected to be in service during the next fiscal quarter, while a system in Buena Vista Township is expected to be in service by the end of the fiscal year. A project in Bernards Township is expected to be completed in the first quarter of fiscal 2017.

In the second quarter of fiscal 2016, NJRCEV's residential solar lease program, The Sunlight Advantage®, added 207 customers, totaling 1.8 MWs of capacity. During the first six months of fiscal 2016, the company added 291 customers, totaling 2.5 MWs of capacity compared with 272 customers and 2.6 MWs of capacity during the same period last year. Sunlight Advantage currently provides savings to nearly 4,250 eligible homeowners through both roof- and ground-mounted solar systems, with no upfront installation or maintenance costs. NJRCEV expects to invest approximately $40 million in residential solar systems in fiscal 2016, compared with $25 million in fiscal 2015.

NJR’s effective tax rate is significantly impacted by the amount of tax credits that are forecasted to be earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax provision. Based on projects completed, NJRCEV’s forecast of projects to be completed for the balance of the fiscal year, as well as projected pre-tax income for the year, NJR’s estimated annual effective tax rate is 17.7 percent compared with 24.9 percent during the same period last year. Accordingly, $21.9 million related to tax credits, net of deferred taxes, were recognized in during the first six months of fiscal 2016, compared with $24.7 million related to tax credits, net of deferred taxes, recognized during the same period last year.

For NFE purposes, the effective tax rate for fiscal 2016 is estimated at 16.6 percent and $24.5 million of tax credits were recognized during the first six months of fiscal 2016, compared with a 20 percent tax rate and $27.9 million of tax credits during the same period last year. For further discussion of this tax adjustment and reconciliation to the most comparable GAAP measure, please see the explanation below under “Non-GAAP Financial Information.”

The estimated effective tax rate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual NFE. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, regulatory approval, volatility of energy prices, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

■	Record Warmth Also Impacts NJR Home Services Results

In the second quarter of fiscal 2016, NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, experienced a loss of $2.1 million, compared with a loss of $1.3 million during the same period last year. In the first six months of fiscal 2016, NJRHS, reported a loss of $2.5 million compared with a loss of $2.1 million during the same period last year. Net financial losses are typical for NJRHS during the first six months of the fiscal year due to the timing of when service contract revenues are recognized. The lower three- and six-month results were due primarily to a decrease in heating equipment sales and installations attributed to the record warmth associated with the prevailing El Niño winter weather pattern. For fiscal 2016, NJRHS anticipates providing an NFE contribution of between 1 to 3 percent of the NJR total.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

NJRHS offers home comfort solutions including service contracts for heating and cooling systems, HVAC installations, plumbing and electrical services, standby generators and solar lease and purchase plans. NJRHS’ service territory includes Monmouth, Ocean, Middlesex, Morris, Sussex, Warren and Hunterdon counties in New Jersey.

Webcast Information
NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements
Certain statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources (NJR or the Company) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this news release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2016, forecasted contribution of business segments to fiscal 2016 NFE, future NJNG customer growth, future NJNG capital expenditures and infrastructure investments, NJRCEV’s onshore wind and solar investments, NJR’s estimated effective tax rate, the extension of the PTC and ITC, and the PennEast Pipeline project.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; changes in the rate of NJNG’s customer growth; volatility of natural gas and other commodity prices; changes in rating agency requirements and/or credit ratings; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of downturns in the financial markets, lower discount rates, revised actuarial assumptions or impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the ability to obtain governmental and regulatory approvals, land-use rights, electrical grid connection and/or financing for the construction, development and operation of NJR’s non-regulated energy investments and NJNG’s planned infrastructure projects in a timely manner; risks associated with the management of the company’s joint ventures, partnerships and investment in a master limited partnership; risks associated with our investments in renewable energy projects, including the availability of regulatory and tax incentives, the availability of viable projects and NJR’s eligibility for ITCs and PTCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs and PTCs due to delays or failures to complete planned solar and wind energy projects; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process, including through the base rate case filing; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack or failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on November 24, 2015, which is available on the SEC’s website at sec.gov. Information included in this news release is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information
This news release includes the non-GAAP measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity contracts is reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV.

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations that move in relation to each other. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2015 Form 10-K, Item 7 and most recent Form 10-Q, Part I, Item 2.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company, through its subsidiaries, that provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. With annual revenues in excess of $3 billion, NJR is comprised of five primary businesses:

●	New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains over 7,000 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Burlington, Morris and Middlesex counties.

●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services to its customers across North America.
●	NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of more than 200 megawatts, providing residential and commercial customers with low-carbon solutions.

●	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility and its stake in Dominion Midstream Partners, L.P., as well as its 20 percent equity interest in the PennEast Pipeline Project.

●	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey.

NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

Visit www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

NJR-E

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NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
NEW JERSEY RESOURCES

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2016	2015	2016	2015
A reconciliation of Net income at NJR to Net financial earnings, is as follows:

Net income	$73,328	$60,903	$121,975	$184,223
Add:
Unrealized loss (gain) on derivative instruments and related transactions	3,170	68,474	2,035	(20,198)
Effects of economic hedging related to natural gas inventory	(1,054)	(23,450)	2,759	(32,215)
Tax adjustments	2,436	(6,784)	743	22,443
Net financial earnings	$77,880	$99,143	$127,512	$154,253

Weighted Average Shares Outstanding
Basic	85,834	85,328	85,754	84,940
Diluted	86,858	86,370	86,778	85,982

Basic net financial earnings per share	$0.91	$1.16	$1.49	$1.82

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

Operating revenues	$319,958	$682,204	$598,651	$1,285,892
Less: Gas purchases	293,994	664,495	554,233	1,139,442
Add:
Unrealized loss (gain) on derivative instruments and related transactions	6,432	70,219	4,045	(19,781)
Effects of economic hedging related to natural gas inventory	(1,054)	(23,450)	2,759	(32,215)
Financial margin	$31,342	$64,478	$51,222	$94,454

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

Operating income	$21,551	$10,940	$35,988	$136,217
Add:
Operation and maintenance expense	4,174	6,343	7,931	9,331
Depreciation and amortization	23	23	46	45
Other taxes	216	403	453	857
Subtotal – Gross margin	25,964	17,709	44,418	146,450
Add:
Unrealized loss (gain) on derivative instruments and related transactions	6,432	70,219	4,045	(19,781)
Effects of economic hedging related to natural gas inventory	(1,054)	(23,450)	2,759	(32,215)
Financial margin	$31,342	$64,478	$51,222	$94,454

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

Net income	$13,578	$6,743	$22,684	$85,630
Add:
Unrealized loss (gain) on derivative instruments and related transactions	6,432	70,219	4,045	(19,781)
Effects of economic hedging related to natural gas, net of taxes	(1,054)	(23,450)	2,759	(32,215)
Tax adjustments	(1,951)	(17,196)	(2,469)	19,118
Net financial earnings	$17,005	$36,316	$27,019	$52,752

NJR CLEAN ENERGY VENTURES

A reconciliation of Clean Energy Ventures Net income to Net financial earnings, is as follows:

Net income	$8,602	$3,240	$16,828	$18,847
Add:
Tax adjustments	3,204	9,770	2,483	3,171
Net financial earnings	$11,806	$13,010	$19,311	$22,018

NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2016	2015	2016	2015
OPERATING REVENUES
Utility	$242,536	$374,703	$394,142	$583,430
Nonutility	331,657	638,387	624,309	1,253,784
Total operating revenues	574,193	1,013,090	1,018,451	1,837,214
OPERATING EXPENSES
Gas purchases
Utility	82,374	129,281	129,039	213,544
Nonutility	287,883	662,573	541,971	1,135,544
Related parties	2,077	3,124	4,151	6,388
Operation and maintenance	53,125	52,778	99,358	97,537
Regulatory rider expenses	21,215	42,692	30,843	64,155
Depreciation and amortization	17,744	15,204	34,226	29,590
Energy and other taxes	15,842	24,632	25,479	38,953
Total operating expenses	480,260	930,284	865,067	1,585,711
OPERATING INCOME	93,933	82,806	153,384	251,503
Other income, net	2,202	1,137	4,126	1,027
Interest expense, net	7,369	6,483	14,146	13,678
INCOME BEFORE INCOME TAXES AND EQUITY IN
EARNINGS OF AFFILIATES	88,766	77,460	143,364	238,852
Income tax provision	17,840	20,144	26,197	61,011
Equity in earnings of affiliates	2,402	3,587	4,808	6,382
NET INCOME	$73,328	$60,903	$121,975	$184,223

EARNINGS PER COMMON SHARE
Basic	$0.85	$0.71	$1.42	$2.17
Diluted	$0.84	$0.71	$1.41	$2.14

DIVIDENDS DECLARED PER COMMON SHARE	$0.24	$0.23	$.48	$.45

AVERAGE SHARES OUTSTANDING
Basic	85,834	85,328	85,754	84,940
Diluted	86,858	86,370	86,778	85,982

NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

NEW JERSEY RESOURCES

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2016	2015	2016	2015
Operating Revenues
Natural Gas Distribution	$242,536	$374,703	$394,142	$583,430
Energy Services	319,958	682,204	598,651	1,285,892
Clean Energy Ventures	7,662	4,068	15,456	10,303
Midstream	—	—	—	—
Home Services and Other	7,931	8,587	17,504	17,598
Sub-total	578,087	1,069,562	1,025,753	1,897,223
Eliminations	(3,894)	(56,472)	(7,302)	(60,009)
Total	$574,193	$1,013,090	$1,018,451	$1,837,214

Operating Income (Loss)
Natural Gas Distribution	$75,079	$75,949	$122,786	$121,513
Energy Services	21,551	10,940	35,988	136,217
Clean Energy Ventures	(3,192)	(4,165)	(4,618)	(4,868)
Midstream	(463)	(190)	(614)	(342)
Home Services and Other	(3,616)	(2,684)	(4,646)	(3,808)
Sub-total	89,359	79,850	148,896	248,712
Eliminations	4,574	2,956	4,488	2,791
Total	$93,933	$82,806	$153,384	$251,503

Equity in Earnings of Affiliates
Midstream	$3,508	$4,581	$7,053	$8,356
Eliminations	(1,106)	(994)	(2,245)	(1,974)
Total	$2,402	$3,587	$4,808	$6,382

Net Income (Loss)
Natural Gas Distribution	$48,961	$48,594	$79,531	$76,780
Energy Services	13,578	6,743	22,684	85,630
Clean Energy Ventures	8,602	3,240	16,828	18,847
Midstream	2,228	2,604	4,572	4,724
Home Services and Other	(2,040)	(1,359)	(2,623)	(1,951)
Sub-total	71,329	59,822	120,992	184,030
Eliminations	1,999	1,081	983	193
Total	$73,328	$60,903	$121,975	$184,223

Net Financial Earnings (Loss)
Natural Gas Distribution	$48,961	$48,594	$79,531	$76,780
Energy Services	17,005	36,316	27,019	52,752
Clean Energy Ventures	11,806	13,010	19,311	22,018
Midstream	2,228	2,604	4,572	4,724
Home Services and Other	(2,040)	(1,359)	(2,623)	(1,951)
Sub-total	77,960	99,165	127,810	154,323
Eliminations	(80)	(22)	(298)	(70)
Total	$77,880	$99,143	$127,512	$154,253

Throughput (Bcf)
NJNG, Core Customers	41.7	48.7	71.7	72.1
NJNG, Off System/Capacity Management	55.8	56.2	111.7	109.1
NJRES Fuel Mgmt. and Wholesale Sales	150.2	192.9	282.9	358.4
Total	247.7	297.8	466.3	539.6

Common Stock Data
Yield at March 31	2.6%	2.9%	2.6%	2.9%
Market Price
High	$36.85	$33.73	$36.85	$33.73
Low	$32.32	$28.73	$28.02	$24.65
Close at March 31	$36.43	$31.06	$36.43	$31.06
Shares Out. at March 31	85,969	85,460	85,969	85,460
Market Cap. at March 31	$3,131,847	$2,654,382	$3,131,847	$2,654,382

NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

NATURAL GAS DISTRIBUTION

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer & weather data)	2016	2015	2016	2015
Utility Gross Margin
Operating revenues	$242,536	$374,703	$394,142	$583,430
Less:
Gas purchases	86,266	189,562	131,509	278,130
Energy and other taxes	13,246	21,925	20,154	33,453
Regulatory rider expense	21,215	42,692	30,843	64,155
Total Utility Gross Margin	$121,809	$120,524	$211,636	$207,692

Utility Gross Margin, Operating Income and Net Income
Residential	$78,673	$76,909	$133,749	$129,753
Commercial, Industrial & Other	18,238	18,966	31,517	32,063
Firm Transportation	19,984	20,335	35,531	36,532
Total Firm Margin	116,895	116,210	200,797	198,348
Interruptible	1,166	1,221	2,556	2,074
Total System Margin	118,061	117,431	203,353	200,422
Off System/Capacity Management/FRM/Storage Incentive	3,748	3,093	8,283	7,270
Total Utility Gross Margin	121,809	120,524	211,636	207,692
Operation and maintenance expense	33,882	32,638	63,510	62,618
Depreciation and amortization	11,598	10,647	22,836	21,192
Other taxes not reflected in gross margin	1,250	1,290	2,504	2,369
Operating Income	$75,079	$75,949	$122,786	$121,513

Net Income	$48,961	$48,594	$79,531	$76,780

Throughput (Bcf)
Residential	19.3	25.4	28.2	37.8
Commercial, Industrial & Other	3.7	5.6	5.4	7.9
Firm Transportation	6.2	7.4	9.6	12.0
Total Firm Throughput	29.2	38.4	43.2	57.7
Interruptible	12.5	10.3	28.5	14.4
Total System Throughput	41.7	48.7	71.7	72.1
Off System/Capacity Management	55.8	56.2	111.7	109.1
Total Throughput	97.5	104.9	183.4	181.2

Customers
Residential	443,932	432,118	443,932	432,118
Commercial, Industrial & Other	27,722	27,566	27,722	27,566
Firm Transportation	47,373	52,311	47,373	52,311
Total Firm Customers	519,027	511,995	519,027	511,995
Interruptible	34	35	34	35
Total System Customers	519,061	512,030	519,061	512,030
Off System/Capacity Management*	31	36	31	36
Total Customers	519,092	512,066	519,092	512,066
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	2,216	3,021	3,298	4,612
Normal	2,516	2,463	4,145	4,086
Percent of Normal	88.1%	122.7%	79.6%	112.9%

NEW JERSEY RESOURCES REPORTS SOLID FISCAL 2016 SECOND-QUARTER RESULTS; REAFFIRMS FISCAL 2016 NET FINANCIAL EARNINGS GUIDANCE

ENERGY SERVICES

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer, SREC and megawatt)	2016	2015	2016	2015
Operating Income
Operating revenues	$319,958	$682,204	$598,651	$1,285,892
Gas purchases	293,994	664,495	554,233	1,139,442
Gross Margin	25,964	17,709	44,418	146,450
Operation and maintenance expense	4,174	6,343	7,931	9,331
Depreciation and amortization	23	23	46	45
Energy and other taxes	216	403	453	857
Operating Income	$21,551	$10,940	$35,988	$136,217
Net Income	$13,578	$6,743	$22,684	$85,630
Financial Margin	$31,342	$64,478	$51,222	$94,454
Net Financial Earnings	$17,005	$36,316	$27,019	$52,752
Gas Sold and Managed (Bcf)	150.2	192.9	282.9	358.4

CLEAN ENERGY VENTURES
Operating Revenues
SREC sales	$3,288	$1,618	$7,892	$6,006
Electricity sales	3,285	1,601	5,418	2,572
Other	1,089	849	2,146	1,725
Total Operating Revenues	$7,662	$4,068	$15,456	$10,303
Depreciation and Amortization	$5,876	$4,297	$10,986	$7,888
Operating (Loss)	$(3,192)	$(4,165)	$(4,618)	$(4,868)
Income Tax Benefit	$13,915	$9,042	$25,502	$28,763
Net Income	$8,602	$3,240	$16,828	$18,847
Net Financial Earnings	$11,806	$13,010	$19,311	$22,018
Solar Renewable Energy Certificates Generated	22,581	17,747	57,595	39,994
Solar Renewable Energy Certificates Sold	16,050	9,734	37,232	34,728
Solar Megawatts Installed	1.8	7.5	2.5	18.8
Solar Megawatts Under Construction	22.9	11.2	22.9	11.2
Wind Megawatts Installed	—	20.0	50.7	20.0
Wind Megawatts Under Construction	39.9	48.3	39.9	48.3

MIDSTREAM
Equity in Earnings of Affiliates	$3,508	$4,581	$7,053	$8,356
Operation and Maintenance Expense	$461	$186	$609	$333
Other Income	$843	$242	$1,475	$481
Interest Expense	$130	$210	$172	$460
Net Income	$2,228	$2,604	$4,572	$4,724

HOME SERVICES AND OTHER
Operating Revenues	$7,931	$8,587	$17,504	$17,598
Operating (Loss)	$(3,616)	$(2,684)	$(4,646)	$(3,808)
Net (Loss)	$(2,040)	$(1,359)	$(2,623)	$(1,951)
Total Service Contract Customers at March 31	115,418	117,495	115,418	117,495